UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 17, 2008

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2008, the board of directors (the “Board”) of Career Education Corporation (the “Company”) elected Greg L. Jackson to the Board. Mr. Jackson is currently an investment partner of Blum Capital Partners, L.P., Co-Head of its Investment Committee, a member of its affiliate, Blum Strategic GP, L.L.C., and managing member of each of the following affiliates: Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., and Blum Strategic GP IV, L.L.C.

As of November 4, 2008, Blum Capital Partners, L.P. and certain of its affiliates beneficially owned 16,577,564 shares, or 18.5%, of the Company’s common stock outstanding. Mr. Jackson disclaims beneficial ownership of the shares held by the various Blum entities, except to the extent of any pecuniary interest therein. As a partner, managing member or member of Blum Capital Partners, L.P. and the affiliates listed above, Mr. Jackson is an owner of Blum Capital Partners, L.P. and is eligible for profit participation in that entity. He is also eligible for carried interest profits in the investment funds managed by Blum Capital and its affiliates listed above, including carried interest on the net aggregate profits (if any) from the sale of the securities of the Company (and other portfolio companies) held by such investment funds.

In connection with Mr. Jackson’s election to the Board, the Company and Mr. Jackson entered into an agreement pursuant to which Mr. Jackson agreed to promptly tender his resignation from the Board and any committee of the Board on which he then sits if at any time after his appointment to the Board and any subsequent elections or re-elections to the Board, the Blum Group, together with all affiliates of the members of the Blum Group (such affiliates, collectively and individually, the “Blum Affiliates”) collective beneficial ownership of the Company’s common stock decreases to less than 15% or exceeds 24.5% of the common stock. Upon Mr. Jackson’s election to the Board, he executed an irrevocable resignation as director in the form attached to the agreement.

The Board has not yet determined on which of its committees Mr. Jackson will serve.

Mr. Jackson also currently serves as a director for AxisPointe, Inc. and Veracity Payment Solutions, Inc., Blum Capital Partners, L.P. and its affiliates own more than 5% of the outstanding shares of one of the Company’s competitors, ITT Educational Services, Inc.

In connection with his appointment to the Board, Mr. Jackson was granted options to purchase 24,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on November 17, 2008 on NASDAQ. One-third of the options granted vest on the grant date and on each of the first two anniversaries of the grant date. He also will enter into the Company’s indemnification agreement for directors, Section 16 executive officers and other designated officers of the Company filed as Exhibit 10.1 to the Company’s Form 8-K filed June 25, 2008 and incorporated by reference hereby.

Attached hereto as Exhibit 99.1 is a copy of the press release dated November 18, 2008, which is incorporated herein by reference, announcing the appointment of Mr. Jackson to the Board. Attached hereto as Exhibit 10.1 is the agreement dated as of November 17, 2008 between Mr. Jackson and the Company regarding Mr. Jackson’s tender of resignation from the Board in the event the Blum Affiliates’ collective beneficial ownership of the Company’s common stock decreases to less than 15% or exceeds 24.5% of the common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number	Description of Exhibit
10.1	Agreement dated as of November 17, 2008 between Company and Greg L. Jackson

99.1	Press Release of the Company dated November 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: November 18, 2008

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Agreement dated as of November 17, 2008 between the Company and Greg L. Jackson.

99.1	Press release of Company dated November 18, 2008.